UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 19, 2004


                                 BGR Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                        333-72392                 98-0353403
(State of Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


         7263 E. San Alfredo
         Scottsdale, Arizona                                        85258
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4014


                              Cortex Systems, Inc.
                         777 Royal Oak Drive, Suite 310
                           Victoria, British Columbia
                                 Canada V8X 5K2
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

A.) SHAREHOLDERS AGREEMENT

     On or about April 16, 2004, BGR Corporation (the "BGR" or the "Company"), entered into an Sharholders Agreement with Brian Ruggiero ("Ruggiero"), which is the owner and operator of COUSIN VINNIE'S ITALIAN DINER (COUSIN VINNIE'S). Cousin Vinnie's is a Roman-inspired country-style Italian diner offering appetizers, made-to-order pasta dishes, thin crust pizzas, special meats, Italian ribs, fish and rotisserie chicken (delivered fresh, never frozen), paninis, soups, salads and desserts all made to order in the customer's full view, in a casual, sophisticated, upscale country-style setting that is incredibly fresh and consistently satisfying.

     The Cousin Vinnie's concept was brought to BGR Corporation by American Restaurant Development Corporation ("ARDC"). As per the Operating Agreement, BGR Corporation will establish a new company that is equally controlled by both BRG and Ruggiero, as well as provide the monies needed to start the immediate sale of franchises through ARDC. Ruggiero will provide exclusive rights of the "Cousin Vinnie's" name, trade marks, trade dress, operating system and recipes to the newly formed company.

B.) STOCK DIVIDEND

     Board of Directors on Thursday, April 15, 2004, approved a stock dividend for all shareholders of record on May 15th, 2004. They voted that for every three shares held an extra share will be issued. It was also noted that no fractional shares would be issued to shareholders. As an example, a shareholder of record May 15th, 2004, with 10,000 shares would receive an additional 3,333 shares. It should be noted that to be a shareholder of record May 15th, 2004, shares must be purchased prior to May 12th, 2004 for the three day settlement process.

C.) RESCINDING OF AGREEMENT

     Earlier this month the Purchase Agreement for BGR Corporation to acquire Deville, Inc. was mutually cancelled. Deville owns the exclusive rights to the Lucky Lou's fast casual restaurant concept. The Agreement called for BGR to pay $700,000 in stock and cash for the exclusive rights to the Lucky Lou's fast casual restaurant concept. Stock that had been issued as per the Agreement has been returned to the Company's treasury.

ITEM 7. EXHIBITS

     Exhibit 10. Shareholders Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Signature                             Title                      Date
      ---------                             -----                      ----

/s/ Bradford Miller                       President               April 19, 2004
----------------------------
Bradford Miller